Exhibit 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  We have issued our report dated December 18, 2002 accompanying the consolidated financial statements and schedule of CopyTele, Inc. appearing in the 2002 Annual Report of CopyTele, Inc. on Form 10-K for the year ended October 31, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP

Melville, New York
May 1, 2003